UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 31, 2004

INTAC International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011 (852) 2385.8789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2004, INTAC International, Inc. (the “Company”) entered into a Stock for Stock Exchange Agreement (the “Agreement”) with Forever Sino International Limited, a Hong Kong, China company (the “Seller”), pursuant to which the Company acquired from the Seller all of the outstanding equity securities of

Beijing Huana Xinlong Information & Technology Development Co., Ltd., a company organized under the laws of the Peoples’ Republic of China (“Huana Xinlong” or the “Target”).  Huana Xinlong is a leading Chinese developer of management software for educational institution administration with products currently distributed and installed in more than 5,000 elementary and middle schools covering 12 Chinese provinces.

The Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The acquisition consideration issued by the Company in the transaction consists of up to 2,000,000 shares of Company common stock, including 1,000,000 shares issued on closing and up to an additional 1,000,000 shares issuable in the event the Target has net income of $13 million for the thirteen month period commencing December 1, 2004 through December 31, 2005 (and the Company will issue a lesser number of shares on a pro rata basis in the event net income is less than $13 million).  The terms of the transaction, including the purchase price, were determined by arm’s-length negotiations between the Company and the Seller. Prior to the closing of the transaction, neither the Company nor any of its officers, directors or their affiliates had any material relationship with the Seller or any of its officers, directors or affiliates.

A copy of the press release announcing the closing of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2004, the Company issued 1,000,000 shares of its common stock to the Seller as part of the purchase price of all of the Target’s outstanding equity securities. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The Company has agreed to issue up to an additional 1,000,000 shares of its common stock in the event the Target has net income of $13 million for the thirteen month period commencing December 1, 2004 through December 31, 2005 (and the Company will issue a lesser number of shares on a pro rata basis in the event net income is less than $13 million).

Item 7.01 Regulation FD Disclosure

On January 3, 2005, the Company issued a press release regarding the closing of its acquisition of the Target. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired:

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than March 15, 2005.

(b)           Pro Forma Financial Information:

The pro forma financial information required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than March 15, 2005.

(c)           Exhibits

2.1           Stock for Stock Exchange Agreement dated December 31, 2004, by and among INTAC International, Inc., a Nevada corporation or its designees, and Forever Sino International Limited, a company incorporated in Hong Kong, China.

99.1         Press release dated January 3, 2005, issued by INTAC International, Inc. regarding the closing on its purchase of all of the outstanding equity securities of Beijing Huana Xinlong Information & Technology Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

Date: January 5, 2005	By:	/s/ J. David Darnell
J. David Darnell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock for Stock Exchange Agreement dated December 31, 2004, by and among INTAC International, Inc., a Nevada corporation or its designees, and Forever Sino International Limited, a company incorporated in Hong Kong, China.

99.1

Press release dated January 3, 2005, issued by INTAC International, Inc. regarding the closing on its purchase of all of the outstanding equity securities of Beijing Huana Xinlong Information & Technology Development Co., Ltd.